                                                                   EXHIBIT 2.1.5

                     AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into this 1st day of July, 1997 by and among FIRSTAMERICA AUTOMOTIVE, INC., a Delaware corporation ("FirstAmerica"), Transcar Leasing, Inc. dba Serramonte Auto Plaza, a California corporation ("Company"), each of those persons listed as a shareholder of the Company on Schedule 1.1 attached hereto and incorporated herein by this reference (collectively the "Shareholders"), and FAA Serramonte GM, Inc. a California corporation ("Subsidiary").


                               R E C I T A L S:

     A. The Company is an authorized Buick, Dodge, GMC Truck, Isuzu, Mitsubishi, Nissan, and Pontiac dealership franchisee located at 1500 Collins Boulevard, Colma, California.

     B. The parties hereto desire to provide for the reverse merger of the Company and the Subsidiary and that such merger result in the Subsidiary merging into the Company, and the Company thereafter owned and operated as a wholly owned subsidiary of FirstAmerica.

     C. The parties desire to complete such merger as a tax deferred reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     Now, therefore,  the parties hereto agree as follows:

     1.   Merger.
          -------

               1.1.  Intent.  The Shareholders, all of whom are listed on
                     ------
Schedule 1.1 attached hereto and incorporated herein by this reference, currently hold all of the outstanding capital stock of the Company. FirstAmerica currently holds all of the outstanding capital stock of the Subsidiary. It is the intent of the parties that FirstAmerica acquire the Company through a reverse merger of the Subsidiary into the Company. The Company shall thereafter be owned and operated as a wholly owned subsidiary of FirstAmerica. Immediately upon completion of such merger, it is intended that each of the following shall have occurred:

                     1.1.1. The Company and the Subsidiary shall have been merged together, as one corporation with the Company as the surviving corporation;

                     1.1.2. FirstAmerica shall hold all of the outstanding stock of the Company;

                     1.1.3. The Company shall hold all of the assets, and be responsible for all of the liabilities, held or attributable to both the Company and the Subsidiary immediately prior to the Closing, and

                     1.1.4. The Shareholders shall no longer hold shares of the Company, but shall hold shares of FirstAmerica ("FirstAmerica Stock").

               1.2.  Tax Intent.  Notwithstanding any of the provisions of this
                     ----------
Agreement to the contrary, it is the intent of all of the parties hereto that the transaction provided for herein qualify as a tax deferred reorganization within the meaning of sections of 368(a)(1)(A) and 368(a)(2)(E) of the Code. All of the provisions of this Agreement shall be interpreted in a manner which is consistent with the intent expressed in the immediately preceding sentence. Further, each of the parties hereto shall undertake all actions as may be necessary or appropriate to qualify the transactions provided for herein as a tax deferred reorganization within the meaning of the sections of the Code referenced immediately above. Each corporation which is a party to this Agreement hereby adopts this Agreement as a plan of reorganization, and each party to this Agreement shall report the transaction provided for herein, for all tax reporting purposes, in a manner which is consistent with the intent set forth in this section.

               1.3.  Corporate Merger.  Effective as of the Closing Date, the
                     -----------------
Subsidiary shall be merged into and with the Company in accordance with the applicable statutes of the State of California. Upon completion of such merger, the Company shall be the surviving corporation, and shall be fully vested with and possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all choses in action, and all and every other interest of or belonging to or due to both Subsidiary and the Company prior to the merger of such corporations. The Company shall, as the surviving corporation, be responsible and liable for all the liabilities and obligations of both Subsidiary and the Company and any claim existing, or action or proceeding pending, by or against either the Company or Subsidiary, may be prosecuted as if the merger had not taken place. Neither the rights of creditors nor liens upon the property of either the Subsidiary or the Company shall be impaired by the merger. Concurrently with the Closing hereunder, the parties hereto shall cause to be executed, acknowledged and filed with the Secretary of State of the State of California an Agreement of Merger in the form attached hereto as Schedule 1.3 and incorporated herein by this reference. Such Agreement of Merger shall provide for the merger of Subsidiary and the Company in accordance with the provisions of this Agreement, and for the change of the name of Company to FAA Serramonte GM, Inc.

               1.4.  Conversion of Shares.  Concurrently with the Closing, all
                     --------------------
the shares of the Company issued and outstanding immediately prior to the Closing shall as a result of the merger provided for above, and without further action on the part of any Shareholder, automatically be exchanged for and converted into fully paid and non-assessable shares of FirstAmerica Stock, and the right to receive cash from FirstAmerica, if any, as set forth below. The number of shares of the Company held by each Shareholder is set forth on
Schedule 1.4 attached hereto and incorporated herein by this reference. In addition, the number of shares of FirstAmerica Stock together with the amount of cash, if any, to be distributed to each Shareholder upon the Closing is set forth on Schedule 1.4. The Shareholders shall deliver to FirstAmerica at the Closing, certificates representing all the shares of the Company held by each Shareholder, duly endorsed in blank by the Shareholders or accompanied by blank stock powers, with signatures guaranteed by a national bank, and with all necessary transfer tax and revenue stamps, at the Shareholders' expense, affixed and cancelled. The Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the shares of the Company's stock or with respect to the powers accompanying any Company's stock. FirstAmerica shall deliver to the Shareholders at the Closing certificates representing shares of FirstAmerica Stock duly executed for the number of shares of FirstAmerica Stock acquired by each Shareholder as set forth on Schedule 1.4.

               1.5.  Transfer Restrictions; Legends.  The shares of
                     ------------------------------
FirstAmerica's Common Stock to be issued pursuant to Section 1.4 shall not have been registered and shall be characterized as "Restricted Securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. Each certificate evidencing shares of FirstAmerica's Common Stock to be issued pursuant to Section 1.4 shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

               AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM THE REQUIREMENT OR REGISTRATION IS AVAILABLE AS DEMONSTRATED BY AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

               1.6. Cash.  In addition to the FirstAmerica stock, and subject to
                    ----
the provisions of Section 2 below, each Shareholder shall receive upon Closing cash consideration, if any, in the amount set forth opposite such Shareholder's name on Schedule 1.4 attached. The payment of such cash will be made by wire transfer, certified or cashier's check, or other form as may be reasonably acceptable to each Shareholder. That portion of any cash, for each Shareholder, which is not subject to the reserve provisions of Section 2 below, shall be payable in full in cash upon the Closing. Any cash remaining in the reserve upon the expiration of the time period set forth in Section 2 below shall promptly be paid to the Shareholders.

          2.   Reserve.  A portion of the cash consideration otherwise payable
               -------
to each Shareholder as set forth on Schedule 1.4 attached shall be retained by FirstAmerica as a reserve for a period of nine (9) months immediately following the Closing. Upon expiration of such nine (9) month period, any amounts withheld as a reserve, which have not been expended in satisfaction of obligations provided in this Section 2, shall be paid to the Shareholders in accordance with
Section 1.5 above. Amounts withheld as a reserve pursuant to this Section 2 may be expended by FirstAmerica to pay (i) amounts payable by the Company in satisfaction of causes of action which identify the Company as a defendant, and which arise from events relating to the Company which occur prior to the Closing, (ii) chargebacks incurred by the Company subsequent to the Closing, for vehicles sold or leased by the Company prior to the Closing, and (iii) the internal cost to the Company of warranty repairs performed by or for the benefit of its customers with respect to vehicles sold or leased by the Company prior to the Closing the cost of which is not otherwise reimbursable to the Company, but only to the extent that any amount described in subparagraphs (i), (ii) or (iii) above exceeds amounts reserved therefore on the financial statements attached hereto as Schedule 4.6, or the Schedule of Liabilities attached as Schedule 4.7. The aggregate amounts of any payments which are expended from the reserve provided for in this Section 2 (up to the total amount of such reserve) shall constitute a reduction in the cash price otherwise payable to the Shareholders pursuant to the provisions of Section 1.5 above, and shall thereafter not be payable to the Shareholders.

          3.   Lease.  Concurrently with the Closing, the Company shall enter
               -----
into an amendment and restatement of the leases for that certain real property commonly known as 435-485 Serramonte Blvd. Colma, CA, and 1500 Collins Avenue, Colma, CA, at which the Company operates its business immediately prior to the Closing, which leases shall be in the form attached hereto as Schedule 3 and incorporated herein by this reference.

          4.   Representations and Warranties of Company and Shareholders.  Each
               -----------------------------------------------------------
of the Shareholders and the Company hereby jointly and severally represents and warrants to FirstAmerica as follows:

               4.1. Organization.  The Company is a corporation duly organized,
                    -------------
validly existing and in good standing under the laws of its state of incorporation, and is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except
(i) as set forth in Schedule 4.1 attached hereto and incorporated herein by this reference; or (ii) where the failure to do so does not have a material adverse effect on the business, operations, properties, assets, or condition of the Company, taken as a whole.

               4.2. Authorization.  The Shareholders and the Company have the
                    -------------
full legal right, power
and authority to enter into this Agreement, and the merger provided for in this Agreement. The execution and delivery of this Agreement, and each other document, agreement and instrument contemplated hereby and the consummation of the transactions provided for in this Agreement have been duly authorized by the Company by all necessary corporate action. The Agreement, and each other agreement, document or instrument contemplated hereby has been duly executed and delivered by the Shareholders and the Company. No approvals or consents of any person or entity are necessary in connection with the power and authority of the Shareholders and the Company to perform their respective obligations pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Shareholders and the Company enforceable against the Shareholders and the Company in accordance with its terms, subject only to laws relating to bankruptcy, insolvency or other similar provisions affecting creditors' rights.

               4.3. Articles of Incorporation, By-Laws and Minute Books.  True,
                    ----------------------------------------------------
complete and correct copies of the Articles of Incorporation and By-Laws of the Company, each as amended to date, have been furnished to FirstAmerica. The stock records and minute books of the Company, all of which have been made available to FirstAmerica, contain true and complete minutes and records of all meetings, proceedings and other actions of the stockholders and directors of the Company from the date of organization.

               4.4. Authorized Capitalization.  The authorized capital stock of
                    --------------------------
the Company consists solely of that number and classes or series of shares as is set forth on Schedule 4.4 attached hereto and incorporated herein by this reference. The number of issued and outstanding shares of each class or series of stock of the Company are set forth on Schedule 4.4 attached. All the issued and outstanding shares of the Company are owned by the Shareholders as set forth on Schedule 1.4, and are validly issued and outstanding, fully paid and non-assessable, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. All of the outstanding shares of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of the shares of the Company which are outstanding were issued in violation of any preemptive rights held by any past or present shareholder of the Company. The Company does not have any outstanding options, warrants, rights or other securities, plans, contracts or agreements which give the holder thereof or any other person the right to purchase any shares of the Company's capital stock or which are convertible into or exercisable for any shares of such capital stock or under which any such option, warrant, or right or security may be issued in the future. The Company does not have any obligation, whether contingent or otherwise, to purchase, redeem, or otherwise acquire any of its equity securities or interests therein or pay a dividend or make any distribution with respect thereto.

               4.5. Subsidiaries.  Except as set forth on Schedule 4.5 attached
                    -------------
hereto and incorporated herein by this reference, the Company does not own, whether of record or beneficially or control, directly or indirectly, any capital stock, securities convertible into capital stock, or any other equity interest in any corporation, association, or business entity, and is not a party either directly or indirectly to any joint venture, partnership, limited liability company, or any other entity.

               4.6. Financial Statements.  Attached hereto as Schedule 4.6 and
                    ---------------------
incorporated herein by this reference are copies of the financial statements of the Company, including statements of income, cash flow, and retained earnings for each of the most recent three fiscal years of the Company and for the period ending sixty (60) days prior to the date of this Agreement. Also attached as a part of Schedule 4.6 is a copy of the most recent dealer financial statement for the Company which dealer financial statement will be updated as of the Closing. Such financial statements, including the dealer financial statement, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position of the Company as of the dates and for the periods indicated. At the Closing Date, the Company shall have a net worth of not less than $3,620,000.

               4.7.  Liabilities.  Attached hereto as Schedule 4.7 and
                     -----------
incorporated herein by this reference, is an accurate list, as of the Closing, of all material liabilities and obligations of the Company which are not reflected on the most recent dealer financial statement as of the date of this Agreement. Schedule 4.7 shall be updated as of the Closing to reflect all such material liabilities and obligations of the Company not reflected on the dealer financial statement prepared concurrently with the Closing. Such Schedule includes any and all liabilities and obligations, whether accrued, absolute, secured or unsecured, contingent or otherwise. Company has previously provided to FirstAmerica Company's reasonable estimate of the maximum amount of potential exposure for any debt or liability which is not fixed or is contested.

               4.8.  Receivables.  Set forth on Schedule 4.8 attached hereto and
                     -----------
incorporated herein by this reference is an accurate list as of the date of this Agreement of the accounts and notes receivable of the Company, including receivables from and advances to employees and shareholders. Such Schedule includes an aging of all accounts and notes receivable. Such Schedule shall be updated as of the Closing.

               4.9.  Permits and Intangibles.  Attached hereto as Schedule 4.9
                     -----------------------
and incorporated herein by this reference, is an accurate list and summary description of all permits, licenses, franchises, certificates, trademarks, tradenames, service marks, patents, and other similar items owned by the Company. All such items are valid and in full force and effect. There is no default, or the occurrence of any event, which with the passage of time, the giving of notice or both will constitute a default, of any such items. None of such items infringe upon the rights of any other person.

               4.10. Assets.  Attached hereto as Schedule 4.10 is an accurate
                     ------
list, as of the date of this Agreement, of all personal property (other than inventory) having a cost in excess of $10,000, owned or leased by the Company, together with true complete and correct copies of any and all leases for any property leased by the Company. Except as otherwise set forth on Schedule 4.10, all of such property is in good working order and condition, ordinary wear and tear excepted. The leases referenced in Schedule 4.10 have been duly authorized, executed and delivered, and constitute the legal, binding and valid obligations of the Company, and, to the knowledge of the Shareholders, no other party to any such leases is in default of any provision thereof, and such leases constitute the legal, valid and binding obligations of the other parties thereto. All of the assets used by the Company in the operation of the business are either owned by the Company or leased by the Company. Schedule 4.10 shall be updated as of the Closing.

               4.11. Material Contracts.  Set forth on Schedule 4.11 attached
                     ------------------
hereto and incorporated herein by this reference, is an accurate and complete list, as of the date of this Agreement, of all material contracts, commitments and similar agreements to which the Company is a party, or by which any of its assets or properties are bound. The Company has delivered true and accurate copies of each such contract to FirstAmerica. Except as otherwise set forth on
Schedule 4.11, the Company has complied with all material commitments and obligations pertaining to it, and is not in material default, and has received no notice of default with respect to, and no event has occurred which, with the passage of time, the giving of notice or both would constitute a material default with respect to, any contracts set forth on Schedule 4.11.

               4.12. Unions.  Except as set forth on Schedule 4.12 attached
                     ------
hereto and incorporated herein by this reference, the Company is not a party to any arrangement with any union, and no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, nor, to the knowledge of the Shareholders, is any effort to establish such representation in progress. There is no pending or, to the knowledge of the Shareholders, threatened labor dispute involving the Company or any of its employees.

               4.13. Insurance.  Set forth on Schedule 4.13 attached hereto and
                     ---------
incorporated herein by this reference, is an accurate list as of the date of this Agreement, of all insurance policies of the Company, including an accurate list of all insurance losses, including workers' compensation claims, of the Company for the past three policy years.

               4.14.  Employee Plans.  Set forth on Schedule 4.14 attached
                      --------------
hereto and incorporated herein by this reference, is a complete and accurate list of all employee benefit plans including without limitation, all pension, profit sharing, deferred compensation, bonus, and multi-employer plans and other plans currently maintained or sponsored by the Company, or to which the Company contributes or has an obligation to contribute in the future. The Company and, to the knowledge of the Shareholders, each of the plans referenced on Schedule
4.14 attached is in substantial compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No plan has incurred an accumulated funding deficiency, as defined for purposes of the Internal Revenue Code and ERISA, and the Company does not have any direct or indirect obligation or liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service for any excise tax or penalty. Neither the Company nor any ERISA Affiliate (i.e., each business which is treated together with the Company as a single employer under Section 4001(a)(14) of ERISA or Internal Revenue Code Section 414(b), (c), (m), (n) or (o)) has incurred or expects to insure any withdrawal liability to any multiemployer plan. Copies of all of the plans listed on Schedule 4.14, together with current determination letters and the filings with the Internal Revenue Service for the last two fiscal years of the plans, are attached to Schedule 4.14.

               4.15.  Litigation:  Conformity with the Law.  Except as set forth
                      ------------------------------------
on Schedule 4.15 attached hereto and incorporated herein by this reference, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Shareholders, threatened, against or affecting the Company or any of its properties at law or in equity, or before or by any federal, state, municipal, or any other governmental department, commission, board, bureau, agency, or instrumentality, having jurisdiction with respect to the Company, and no notice of any claim, action, suit, or proceeding, whether pending or threatened has been received. The Company has conducted its business in substantial compliance with all federal, state and local statutes, ordinances, permits, licenses, orders, variances, rules and regulations. Except as set forth on Schedule 4.15, the Company is not subject to any order of any Court, or federal, state, municipal, governmental department, commission, board, bureau, agency, or instrumentality.

               4.16.  Taxes.  The Company has filed and will file all requisite
                      -----
federal, state, local and all other tax returns for all fiscal periods ended on or before the Closing Date, except for any such tax returns not yet due. There are no examinations in progress, or claims against the Company for federal or other taxes, including penalties or interest, for any period or periods prior to the Closing, except as otherwise set forth on Schedule 4.16 attached hereto. Amounts reflected on the financial statements of the Company as of the Closing as reserves for taxes not yet payable are sufficient for the payment of all taxes, including penalties and interest, for all periods prior to the Closing.

               4.17.  Environmental Matters.  None of the Company's assets has
                      ---------------------
ever been used by the Company or, to the best of the Company's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of the Company's assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any of the Company's property; the Company does not have any contingent liability in connection with the release of any hazardous substances into the environment, including third-party releases onto property that the Company owns or operates; and the Company has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by the Company relating to the release or disposal of hazardous waste or hazardous substances. Except as set forth on Schedule 4.17 attached hereto and incorporated herein by this reference, the Company has not at any time owned or leased any real estate having underground storage tanks.

               4.18.  Shareholder Qualification.  Each Shareholder is an
                      -------------------------
"accredited investor" for purposes of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. In addition, each Shareholder, by reason of such Shareholder's business or financial experience or the business or financial experience of such Shareholder's professional advisors who are not affiliated with or compensated by FirstAmerica or FirstAmerica's affiliates, has the capacity to protect such Shareholder's interests in connection with the transactions contemplated hereunder.

               4.19.  Representations and Warranties on Closing Date.  The
                      ----------------------------------------------
representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          5.   Representations and Warranties of FirstAmerica and Subsidiary.
               --------------------------------------------------------------
FirstAmerica and Subsidiary jointly and severally represent and warrant as follows:

               5.1.   Organization.   FirstAmerica and Subsidiary are
                      ------------
corporations duly organized, validly existing and in good standing under the laws of their respective States of incorporation and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except in States where the failure to be so authorized, qualified or licensed would not have a material adverse effect on their respective businesses.

               5.2.   FirstAmerica Stock.  The FirstAmerica Stock to be
                      ------------------
delivered to the Shareholders at the Closing hereunder, when delivered in accordance with the terms of this Agreement, will constitute valid and legally issued shares of FirstAmerica's capital stock, fully paid and nonassessable, and, with the exception of restrictions upon resale, will be legally equivalent in all respects to the majority of the capital stock of FirstAmerica issued and outstanding as of the Closing Date.

               5.3.   Authorization.   The representatives of FirstAmerica and
                      --------------
Subsidiary executing this Agreement have the corporate authority to enter into and bind FirstAmerica and Subsidiary by the terms of this Agreement. FirstAmerica and Subsidiary have the full legal right, power and authority to enter into this Agreement. The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby, and the consummation of the transaction provided for in this Agreement have been duly authorized by all necessary corporate action on behalf of both FirstAmerica and Subsidiary. This Agreement, and each other Agreement, document or instrument contemplated hereby, has been duly executed and delivered by FirstAmerica and Subsidiary. No approvals or consents of any person or entity are necessary in connection with the power and authority of FirstAmerica and Subsidiary to perform their respective obligations pursuant to this Agreement. This Agreement constitutes the legal, valid and binding obligation of FirstAmerica and Subsidiary enforceable against FirstAmerica and Subsidiary in accordance with its terms, subject only to laws relating to bankruptcy, insolvency or other similar provisions affecting creditors' rights.

               5.4.   Representations and Warranties on Closing Date.  The
                      -----------------------------------------------
representations and warranties of FirstAmerica and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.   Conditions to FirstAmerica's and Subsidiary's Obligations to
               ------------------------------------------------------------
Close. The obligations of FirstAmerica and Subsidiary under this Agreement are,
-----
at the option of FirstAmerica and Subsidiary subject to the conditions set forth below. FirstAmerica and Subsidiary shall have the right to waive in writing all or part of any one or more of the following conditions without, however, releasing Shareholders and the Company from any liability for any loss or damage sustained by FirstAmerica or Subsidiary by reason of the breach by Shareholders and the Company of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by Shareholders and the Company and upon such waiver may proceed with the transactions contemplated by this Agreement.

               6.1.   Agreements and Conditions.  On or before the Closing Date,
                      --------------------------
Shareholders and Company shall have complied with and duly performed in all material respects all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

               6.2.   Representations and Warranties.  The representations and
                      -------------------------------
warranties of Shareholders contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

               6.3.   No Legal Proceedings.  No action or proceeding shall have
                      --------------------
been instituted or threatened to restrain or prohibit the merger of Subsidiary and the Company or which might result in any material adverse change in the business, prospects or financial or other condition of the assets of the Company.

               6.4.   Consents.  The Company and General Motors Corporation,
                      --------
Chrysler Corporation, American Isuzu Motors, Inc., Mitsubishi Motor Sales of America and Nissan Motor Corporation U.S.A. (collectively "Franchisor") shall have entered into a customary dealer sales and service agreement designating the Company as the duly authorized dealer for the sales and service of the Franchisor's vehicles at the location or locations at which the Company operates its dealership immediately prior to the Closing, free of any material condition which in the opinion of FirstAmerica would be adverse to the Company. All permits and licenses necessary to enable the Company to conduct the dealership and service facilities at the location of the Company's dealership immediately prior to the Closing shall have been obtained. All other requisite consents and approvals shall have been obtained.

               6.5.   No Material Adverse Change.  No material adverse change in
                      --------------------------
the results of operations or financial conditions of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to its properties or assets, whether or not covered by insurance.

               6.6.   Lease.  The Lease in form attached hereto as Schedule 3
                      -----
shall have been executed by all of the parties thereto and delivered to the Company.

               6.7.   Floor Plan Financing.  The Company shall have obtained
                      --------------------
appropriate floor plan financing, as reasonably acceptable to FirstAmerica as necessary for the operation of the automobile franchise which is operated by the Company immediately prior to the Closing.

               6.8.   Certificate of Merger.  The Agreement of Merger attached
                      ---------------------
as Schedule 1.3 evidencing the merger of the Company and Subsidiary shall, concurrently with the Closing, be executed and acknowledged by Subsidiary and the Company and filed with the Secretary of State of the State of California.

          7.   Conditions to Company's and Shareholders' Obligations to Close.
               --------------------------------------------------------------
The obligations of the Shareholders and the Company under this Agreement are, at the option of the Shareholders, subject to the conditions set forth below. The Shareholders shall have the right to waive in writing all or part of any one or more of the following conditions without, however, releasing FirstAmerica or Subsidiary from any liability for any loss or damage sustained by Shareholders by reason of the breach by FirstAmerica or Subsidiary of any covenant, obligation or agreement contained herein, or by reason of any misrepresentation made by FirstAmerica or Subsidiary and upon such waiver may proceed with the transactions contemplated by this Agreement.

          7.1. Agreements and Conditions.  On or before the Closing Date,
               -------------------------
FirstAmerica and Subsidiary shall have complied with and duly performed in all material respects all of the agreements and conditions on their part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

          7.2. Representations and Warranties of FirstAmerica and Subsidiary.
               --------------------------------------------------------------
The representations and warranties of FirstAmerica and Subsidiary contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          7.3. No Legal Proceedings.  No action or proceeding shall have been
               --------------------
instituted or threatened to restrain or prohibit the merger between Subsidiary and the Company.

          7.4. Consents.  The Company and Franchisor shall have entered into a
               --------
customary dealer sales and service Agreement designating the Company as the duly authorized dealer for the sales and service of the Franchisor's automobiles at the location or locations at which the Company operates its dealership immediately prior to the Closing, free of any material condition which is adverse to the Company. All permits and licenses necessary to enable the Company to conduct the automobile dealership and service facilities at the location at the Company's dealership immediately prior to the Closing shall have been obtained. All other requisite consents and approvals shall have been obtained.

          7.5. Certificate of Merger. The Agreement of Merger attached as
               ---------------------
Schedule 1.3 evidencing the merger of the Company and Subsidiary shall, concurrently with the Closing, be executed and acknowledged by Subsidiary and the Company, and filed with the Secretary of State for the State of California.

     8.   Deliveries by Shareholders.  The Shareholders shall, upon the Closing,
          --------------------------
deliver to FirstAmerica the following:

          8.1. A stock certificate or certificates evidencing all of the outstanding capital stock of the Company in accordance with the provisions of
Section 1.4 hereof;

          8.2. The certificate of merger in the form attached hereto as Schedule 1.3, duly executed by the Company;

          8.3. Copy of resolutions adopted by the Board of Directors of the Company and by the Shareholders authorizing the execution and delivery by the Company of this Agreement, the adoption of this Agreement as a plan of reorganization and the consummation by the Company of the transactions contemplated herein;

          8.4. Certificate of Secretary for the Company certifying that the resolutions referenced immediately above have been duly adopted by both the Board of Directors of the Company and the Shareholders; and

          8.5. Certificate of Incumbency for the President of the Company;

     9.   Deliveries by FirstAmerica and Subsidiary.  FirstAmerica and
          -----------------------------------------
Subsidiary shall, upon Closing, deliver to the Shareholders the following:

          9.1. Stock certificate or certificates representing the shares of FirstAmerica Stock issuable to the Shareholders hereunder;

          9.2. Cashiers or Certified Checks payable to those Shareholders, and in the amounts, as set forth on Schedule 1.4 attached or other evidence of payment of such amounts in accordance with Section 1.5 hereof;

          9.3. The lease for the premises to be occupied by Subsidiary upon the Closing in the form attached hereto as Schedule 3, duly executed by the landlord thereof and the Subsidiary;

          9.4. Copy of resolutions adopted by the Boards of Directors of both FirstAmerica and Subsidiary, and of First America as the sole shareholder of Subsidiary authorizing the execution and delivery of this Agreement, the adoption of this Agreement as a plan of reorganization, and the consummation of the transaction contemplated herein;

          9.5. Certificate of Secretary certifying that the resolutions referenced immediately above have been duly adopted by the Boards of Directors of FirstAmerica and Subsidiary, respectively and by the shareholder of Subsidiary; and

          9.6. Certificate of Incumbency for the President of FirstAmerica and of Subsidiary.

     10.  Closing.  The consummation of the transactions provided for in this
          --------
Agreement ("Closing") shall occur at the offices of Kay & Merkle, 100 The Embarcadero, Penthouse, San Francisco, California 94105 or at such other location as the parties may agree in writing, on __________, 1997 at 10:00 a.m., or at such other date and time (the "Closing Date") as the parties hereto may mutually agree in writing.

     11.  Additional Covenants.
          ---------------------

          11.1.  Access.  Commencing on the date of this Agreement and
                 -------
continuing through the Closing Date, the Company and each of the Shareholders shall allow the officers and authorized representatives of FirstAmerica reasonable access during normal business hours to the business locations, properties and books and records of the Company, and shall further provide to FirstAmerica all such additional information as FirstAmerica may request with respect to the Company.

          11.2.  Conduct of Business.  Commencing on the date hereof and
                 -------------------
continuing through the Closing Date, the Company shall continue to manage, operate and maintain all of its business and activities in substantially the same manner as prior to the date hereof, and shall not introduce any new or novel method of management, operation or accounting. Further, the Company shall maintain its respective properties and facilities in as good a working condition as exist as of the date hereof, ordinary wear and tear and loss by casualty excepted. The Company shall use its best efforts to maintain and preserve its business organization intact and to retain its present working relationship with employees, suppliers and customers.

          11.3.  Accounting Method.  Subsidiary acknowledges that the Company
                 -----------------
currently uses the last-in first-out method of inventory accounting. The Company shall continue to utilize the same method of accounting as currently utilized by the Company, including the last-in first-out method of inventory accounting.

     12.  Notices.  All notices, requests or demands to a party hereunder shall
          --------
be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been received upon the earlier of personal delivery thereof, three (3) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, as the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section.

               To FirstAmerica:   100 The Embarcadero, Penthouse
                             San Francisco, CA 94105
                             Attn: W. Bruce Bercovich
                             Fax No.: (415) 512-9277

               To Subsidiary:     100 The Embarcadero, Penthouse
                             San Francisco, CA 94105
                             Attn: W. Bruce Bercovich
                             Fax No.: (415) 512-9277

               With Copy To: Kay & Merkle
                             100 The Embarcadero, Penthouse
                             San Francisco, CA 94105
                             Attn: W. Bruce Bercovich
                             Fax No.: (415) 512-9277

               To Shareholders:   1500 Collins Avenue
                             Colma, CA 94014
                             Attn: Thomas A. Price
                             Fax No.: (415) 756-3945

               To Company:        1500 Collins Avenue
                             Colma, CA 94014
                             Attn: Thomas A. Price
                             Fax No.: (415) 756-3945

     13.  Indemnification.
          ---------------

          13.1.  Indemnification by Shareholders.   Each Shareholder jointly and
                 --------------------------------
severally agrees to indemnify, defend and hold harmless FirstAmerica, Subsidiary and the Company and their respective directors, officers, employees, agents, affiliates, successors, assigns, representatives and attorneys from and against any and all claims, actions, proceedings, demands, assessments, damages, costs, liabilities and obligations of any nature whatsoever including, without limitation, reasonable attorneys' fees arising out of or relating to: (i) any breach of any representation or warranty made by a Shareholder herein or on any Schedule or any other document attached hereto or delivered in connection herewith; (ii) any nonfulfillment with any agreement or covenant required to be performed by any Shareholder pursuant to this Agreement;

or (iii) any liability under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, or any other federal or state law or regulation arising out of any untrue statement of a material fact relating to the Company or the Shareholders, and which is provided by the Company or the Shareholders.

          13.2.  Indemnification by FirstAmerica.   FirstAmerica hereby agrees
                 --------------------------------
to indemnify, defend, and hold harmless the Shareholders and their respective directors, officers, employees, agents, affiliates, successors, assigns, representatives and attorneys, from and against any and all claims, actions, proceedings, demands, assessments, damages, costs, liabilities and obligations of any nature whatsoever, including without limitation, reasonable attorneys' fees arising out of or relating to (i) any breach of any representation or warranty made by FirstAmerica herein, or on any Schedule or any other document attached hereto or delivered in connection herewith; (ii) any nonfulfillment of any agreement or covenant required to be performed by FirstAmerica or Subsidiary pursuant to this agreement; or (iii) any liability under the Securities Act of 1933 as amended, the Securities Act of 1934, as amended, or any other federal or state law or regulation arising out of any untrue statement of a material fact relating to FirstAmerica or Subsidiary and which is provided by FirstAmerica or Subsidiary.

          13.3.  Claim.   For purposes of this section, the following terms
                 ------
shall have the definitions as set forth below:

                 13.3.1. "Indemnified Party" shall be defined as the party entitled to indemnification under the provisions of Section 13.1 or 13.2;

                 13.3.2. "Indemnifying Party" shall be defined as the party obligated to provide indemnification pursuant to the provisions of Section 13.1 or 13.2;

                 13.3.3. "Third Person" shall be defined as any person asserting a claim against any party to this Agreement, which claim is subject to an indemnification obligation set forth in this Section 13.3;

     In the event that an Indemnified Party shall receive notice, or otherwise have knowledge of any claim, or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. The provision of such written notice shall be a condition precedent to the obligation of Indemnifying Party to provide any indemnification under the provisions of this Section 13.3. The Indemnifying Party shall have the right to defend, negotiate and settle any claim by a Third Person hereunder at the expense and with counsel selected by the Indemnifying Party which is reasonably acceptable to Indemnified Party, as long as it diligently pursues such settlement, negotiation or defense in good faith. The Indemnified Party shall have the right to participate with counsel of its choice and at its expense, in any settlement, negotiation or defense, provided, however that the Indemnifying Party's counsel shall at all times be lead counsel and shall determine all defense and settlement strategies, actions, and the like. The Indemnified Party shall cooperate on a reasonable basis with the Indemnifying Party and shall provide to the Indemnifying Party all books, records and other information reasonably requested by the Indemnifying Party.

     14.  Termination.   If the Closing Date shall not have occurred on or prior
          -----------
to April 30, 1997 as such date may be from time to time extended upon the mutual consent of the parties, any party that is not in default in the performance of its obligations under this Agreement may, thereafter terminate this Agreement by giving written notice to the other parties hereto.

     15.  Miscellaneous.
          -------------

          15.1.  Amendment.  This Agreement shall not be changed, modified or
                 ---------
amended except
by a writing signed by the party to be charged.

          15.2.  Governing Law.   This Agreement and its validity, construction
                 -------------
and performance shall be governed in all respects by the laws of the State of California without giving effect to principles of conflict of laws.

          15.3.  Severability.   If any provision of this Agreement or the
                 ------------
application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          15.4.  Benefit of Parties.   This Agreement shall be binding upon and
                 ------------------
inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns.

          15.5.  Time.  Time is of the essence with respect to this Agreement.
                 ----

          15.6.  Headings.   The headings in the paragraphs of this Agreement
                 --------
are inserted for convenience of reference only and shall not constitute a part hereof.

          15.7.  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.8.  Further Assurances.  Each of the parties hereto agrees to
                 ------------------
perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as any other may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby.

          15.9.  Schedules.  The parties acknowledge and agree that the
                 ----------
schedules provided for herein shall be attached to the Agreement effective as of the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FIRSTAMERICA:                             COMPANY:

FirstAmerica Automotive, Inc.        Transcar Leasing, Inc.
a Delaware corporation               a California corporation



By:  /s/ Thomas A. Price             By: /s/ Thomas A. Price
     ______________________________      ____________________________
     Thomas A. Price, President           Thomas A. Price, President



SUBSIDIARY:                               SHAREHOLDERS:

FAA Serramonte GM, Inc.                        Price Trust u/t/d 10/5/84
a California corporation

By:  /s/ Thomas A. Price                  By: /s/ Thomas A. Price
     ___________________________             ____________________________
     Thomas A. Price, President                Thomas A. Price, Trustee


                                               /s/ Fred Cziska
                                               ____________________________
                                               Fred Cziska


                                               /s/ Al Babbington
                                               ____________________________
                                               Al Babbington

                               LIST OF SCHEDULES


               Schedule 1.1             Shareholders

               Schedule 1.3             Certificate of Merger

               Schedule 1.4             Shares

               Schedule 3               Lease

               Schedule 4.1             Exceptions to Due Organization

               Schedule 4.4             Capitalization

               Schedule 4.5             Subsidiaries

               Schedule 4.6             Financial Statements

               Schedule 4.7             Liabilities

               Schedule 4.8             Receivables

               Schedule 4.9             Permits and Licenses

               Schedule 4.10            Personal Property

               Schedule 4.11            Material Contracts

               Schedule 4.12            Unions

               Schedule 4.13            Insurance

               Schedule 4.14            Benefit Plans